SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.    )

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Thrivent Series Fund, Inc.

(Name of Registrant As Specified In Charter)

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THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

                 , 2017

Dear Contractholder:

On September 8, 2017, BlackRock Investment Management, LLC (“BIM”) entered into a sub-advisory agreement with Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. and began serving as the investment sub-adviser for Thrivent Partner Healthcare Portfolio. For more details about BIM and the sub-advisory agreement, please review the enclosed Information Statement.

As always, our goal is to provide a range of high quality investment choices to our contractholders. We believe Thrivent Partner Healthcare Portfolio provides a unique choice for your investment portfolio.

Sincerely,

David S. Royal

President and Chief Investment Officer

Thrivent Partner Healthcare Portfolio

Series of

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

1-800-847-4836

PRELIMIARY INFORMATION STATEMENT

This Information Statement is being provided to notify you that BlackRock Investment Management, LLC (“BIM”) entered into a sub-advisory agreement, as of September 8, 2017, with Thrivent Financial for Lutherans (“Thrivent Financial”) and Thrivent Series Fund, Inc. (“TSF”) to serve as an investment sub-adviser to Thrivent Partner Healthcare Portfolio (the “Portfolio”), a series of TSF. BIM replaced Sectoral Asset Management Inc. (“Sectoral”) as the investment sub-adviser to the Portfolio after the close of business on September 8, 2017. This Information Statement is being mailed or transmitted to the Portfolio’s contractholders on or about                 , 2017.

This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy. Furthermore, these matters are not subject to a vote of contractholders, and we will not be holding a meeting of contractholders or otherwise asking contractholders to vote on this matter. We are providing this Information Statement solely to provide you with information about BIM and the sub-advisory agreement.

Important Notice Regarding Internet Availability of this Information Statement:

•

For contractholders who invest in the Portfolio through a variable annuity contract, this Information Statement is available at https://www.thrivent.com/products/annuities/variable-annuity-reference-center.html

•

For contractholders who invest in the Portfolio through a variable life insurance contract, this Information Statement is available at https://www.thrivent.com/products/insurance/life-insurance/permanent-life-insurance/variable-universal-life-reference-center.html

APPOINTMENT OF NEW SUB-ADVISER FOR THE PORTFOLIO

Thrivent Financial, which serves as the Portfolio’s investment adviser, obtained an exemptive order from the Securities and Exchange Commission on February 19, 2003 that permits Thrivent Financial, subject to the approval by the Portfolio’s Board of Directors (the “Board”), to retain an unaffiliated sub-adviser without obtaining shareholder approval (the “Manager-of-Managers Order”). This authority is also subject to certain terms and conditions. A mutual fund operating under this structure is sometimes referred to as a “manager-of-managers fund.” The Manager-of-Managers Order requires the Portfolio to provide contractholders with this Information Statement, in lieu of a proxy statement, in order to disclose substantially the same information about the investment sub-adviser, the sub-advisory agreement and the sub-advisory fee.

Information about Thrivent Financial

Thrivent Financial, located at 625 Fourth Avenue South, Minneapolis, Minnesota 55415, and its affiliates have been in the investment advisory business since 1986 and managed approximately $106 billion in assets as of December 31, 2016. Thrivent Financial serves as investment adviser to TSF, including the Portfolio, under an investment advisory agreement dated April 10, 2002 (the “Advisory Agreement”). The Advisory Agreement for the

Portfolio was last submitted to a vote of shareholders when it was approved by the initial shareholder at the time of the Portfolio’s inception. Under the Advisory Agreement, Thrivent Financial monitors the performance of the Portfolio’s sub-adviser on an ongoing basis. Thrivent Financial considers a variety of factors with respect to the selection and retention of a sub-adviser, including but not limited to: the qualifications of the sub-adviser’s investment personnel, its investment philosophy and process, its compliance program and its long-term performance results. As compensation for its services, TSF pays Thrivent Financial an advisory fee equal to 0.95% of the Portfolio’s average daily net assets on the first $50 million; 0.90% of the Portfolio’s average daily net assets on assets more than $50 million but not over $100 million; 0.85% of the Portfolio’s average daily net assets on assets more than $100 million but not over $250 million; and 0.80% of the Portfolio’s average daily net assets over $250 million.

Replacement of Sectoral by BIM

Due to a prolonged period of underperformance by Sectoral in managing the Portfolio, among other concerns, management of Thrivent Financial recommended that the Board approve replacing Sectoral with BIM as the sub-adviser of the Portfolio. In formulating its recommendation, Thrivent Financial considered factors such as investment team and processes, style and market capitalization consistency, and product strategy alignment.

New Sub-Advisory Agreement with BIM

Under Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Board, a majority of the members of which have no direct or indirect interest in the investment advisory or sub-advisory agreements and are not “interested persons” of TSF, as defined in the 1940 Act (the “Independent Directors”), must determine whether to approve any new advisory agreement, including any new sub-advisory agreement for any series of TSF. At an in-person meeting held on August 22-23, 2017 (the “August Meeting”), the Board reviewed and approved the Sub-Advisory Agreement (the “Sub-Advisory Agreement”) appointing BIM as sub-adviser to the Portfolio.

Matters Considered by the Board in Approving the Sub-Advisory Agreement with BIM

At the August Meeting, the Board considered the factors and reached the conclusions described below relating to the approval of the Sub-Advisory Agreement. The Independent Directors were assisted in their evaluation of the Sub-Advisory Agreement by independent legal counsel, from whom they receive separate legal advice and with whom they met separately from Thrivent Financial. Each Independent Director relied on his or her own business judgment in determining the weight to be given to each factor considered in evaluating the materials that were presented.

Nature, Extent and Quality of Services: The Board received and considered information regarding the nature, extent and quality of services anticipated to be provided by BIM in serving as sub-adviser to the Portfolio. The Board received and considered information about BIM’s investment team, investment strategy and their investment philosophy. The Board considered information about the amount of assets managed by BIM and capacity to manage additional assets.

The Board considered that TSF’s Chief Compliance Officer, in coordination with Thrivent Financial’s Portfolio Compliance department, conducted an independent review of BIM’s compliance program and related policies and procedures. The Board also considered Thrivent Financial’s ongoing sub-adviser due diligence and oversight processes in place. The Board noted that investment management staff of Thrivent Financial and TSF’s Chief Compliance Officer periodically conduct in-person oversight visits of each sub-adviser, report the results of the visit to the Board and then follow through with additional inquiry on any questions or concerns that arise during the visit. The Board also noted that, as part of its oversight practice, Thrivent Financial requires sub-advisers to respond to a variety of compliance inquiries and certifications to ensure their ongoing compliance with a sub-advised portfolio’s policies. The Board noted that Thrivent Financial requires the sub-advisers to complete an annual questionnaire addressing a range of compliance topics. In addition, the Board noted that Thrivent Financial has dedicated personnel responsible for daily monitoring of the sub-advisers’ activities pertaining to sub-advised portfolios.

The Board concluded that the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by BIM supported approval of the Sub-Advisory Agreement.

Performance: The Board considered the historic performance information over various periods with respect to a fund managed by BIM with a similar strategy as the Portfolio, including how such strategy performed in relation to a benchmark index and its Lipper peer group. The Board noted that the strategy had a strong performance record over time with compelling risk-adjusted results in comparison to other potential managers.

Subadvisory Fees and Fund Expenses: The Board reviewed and considered the contractual investment sub-advisory fee rate that would be payable by Thrivent Financial to BIM for investment sub-advisory services. The Board reviewed the amount of the fees and considered that the contract had been negotiated at arm’s length between Thrivent Financial and BIM and that the portion of the management fee retained by Thrivent Financial was reasonable based on the additional services to be provided by Thrivent Financial and other factors.

Cost of Services and Profitability: As part of the annual contract review process, the Board noted that it would have an opportunity to review Thrivent Financial’s profitability attributable to the Portfolio in the context of future annual contract renewals. The Board did not consider separate profitability information with respect to BIM, which is not affiliated with Thrivent Financial. The Board considered that the subadvisory fees payable to BIM had been negotiated on an arm’s-length basis and that BIM’s profitability separate from its relationship with the Portfolio was not a material factor in determining whether to approve the Sub-Advisory Agreement.

Economies of Scale and Breakpoints: The Board considered that the Portfolio’s fee schedule has a breakpoint in place, and that BIM’s sub-advisory fee schedule also has breakpoints.

Ancillary Benefits: The Board considered the potential benefits, other than sub-advisory fees, that BIM may receive because of its relationship with the Portfolio, including the potential increased ability to use soft dollars consistent with TSF’s policies and other benefits from increases in assets under management. The Board concluded that the benefits that may accrue to BIM would be consistent with those expected for a sub-adviser to a mutual fund such as the Portfolio.

Based on the factors discussed above, the Board, including a majority of the Independent Directors, approved the Sub-Advisory Agreement with BIM.

Summary of the Sub-Advisory Agreement

Pursuant to the terms of the Sub-Advisory Agreement (a copy of which is attached as Exhibit A hereto), BIM will provide continuous investment management services to the Portfolio, subject to the overall supervision of Thrivent

Financial and oversight by the Board. Thrivent Financial will pay BIM a fee from the investment advisory fee that TFL receives from the Portfolio, based on the Portfolio’s assets subject to BIM’s investment discretion, equal to 0.50% on the first $50 million of average daily net assets, 0.475% on the next $200 million of average daily net assets, 0.450% on the next $250 million of average daily net assets, and 0.425% of average daily net assets over $500 million for serving as investment sub-adviser for the Portfolio.

The Sub-Advisory Agreement provides that BIM will not be liable for (i) any error of judgment or mistake of law or for any loss suffered by TSF or the Portfolio or (ii) any error of fact or mistake of law contained in any report or data provided by BIM, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by BIM or its related persons’ duties on behalf of TSF or the Portfolio or from reckless disregard of its duties by BIM or its related persons pursuant to the Sub-Advisory Agreement. BIM would, however, indemnify and hold harmless Thrivent Financial and its related persons from any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of services by BIM or its related persons to the extent they result from a breach of the aforementioned standard of care.

The Sub-Advisory Agreement provides that it will remain in effect for two years following its effective date with respect to the Portfolio, unless terminated sooner. Thereafter, it will continue to be in effect for successive one-year terms provided that the Sub-Advisory Agreement is specifically approved at least annually by either the Board or a majority of the outstanding shares of the Portfolio and, in either case, by a majority of the Directors who are not interested persons of any party to the Sub-Advisory Agreement.

TSF may terminate the Sub-Advisory Agreement by a vote of a majority of the Independent Directors or a majority of its outstanding voting securities at any time on 60 days’ written notice to BIM. Thrivent Financial may terminate the Sub-Advisory Agreement upon 60 days’ written notice to BIM, and BIM may terminate the Sub-Advisory Agreement at any time upon 60 days’ written notice to Thrivent Financial. The Sub-Advisory Agreement will automatically terminate without penalty in the event of its assignment as defined in the 1940 Act.

Information about BIM

BIM is a wholly owned indirect subsidiary of BlackRock, Inc. (“BlackRock”). BlackRock is an independent, publicly traded company, with no single majority shareholder and over two-thirds of its Board of Directors consisting of independent directors. BIM is located at 1 University Square Drive, Princeton, NJ 08540.

Information about the principal executive officers of BIM is provided in the following table. The principal business address for each of the persons listed below is 55 East 52nd Street, New York, NY 10055.

Name	Principal Occupation
Meade, Christopher, Joseph	General Counsel and Chief Legal Officer
Park, Charles, Choon Sik	Chief Compliance Officer
Fink, Laurence, Douglas	Chief Executive Officer
Goldstein, Robert, Lawrence	Chief Operating Officer
Kapito, Robert, Steven	President
Shedlin, Gary, Stephen	Chief Financial Officer

Source: BlackRock

Day-to-day management of the Portfolio will be the responsibility of the following portfolio manager:

Erin Xie, Managing Director of BlackRock, Inc., has been a Managing Director of BlackRock, Inc since 2006 and joined BlackRock, Inc. as a Director in 2005. Prior to joining BlackRock, Inc., Dr. Xie was a Senior Vice President of State Street Research & Management from 2001 to 2005.

BlackRock Advisors, LLC (“BAL”), an affiliate of BIM, serves as the investment adviser for one mutual fund with an investment objective and strategy similar to those of the Portfolio. The investment advisory fees for the fund are set forth in the table below:

Name of Fund	Net Assets Managed as of 12/31/2016	Investment Advisory Fee Annual Rate of Compensation (% of average net assets), net of applicable waivers, as of September 30, 2016
BlackRock Health Sciences Opportunities Portfolio	$5.3 billion	68 basis points

With respect to BlackRock Health Sciences Opportunities Portfolio, the maximum annual management fees that can be paid to BAL (as a percentage of average daily net assets) are calculated as follows:

Average Daily Net Assets	Rate of Management Fee
First $1 billion	0.750%
$1 billion - $2 billion	0.700%
$2 billion - $3 billion	0.675%
Greater than $3 billion	0.650%

BAL has contractually agreed to waive the management fee with respect to any portion of the fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BAL or its affiliates that have a contractual management fee, through January 31, 2018. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested trustees of the fund or by a vote of a majority of the outstanding voting securities of the fund.

BAL has voluntarily agreed to waive its management fees by the amount of investment advisory fees the fund pays to BAL indirectly through its investment in affiliated money market funds (the “affiliated money market fund waiver”).

BIM sub-advises one other mutual fund with an investment objective and strategies similar to those of the Portfolio. The investment subadvisory fees for the other fund BIM sub-advises are set forth in the table below:

Name of Fund	Net Assets Managed as of 12/31/2016	Investment Sub-Advisory Fee Annual Rate of Compensation (% of average net assets)
Confidential Sub-advised Fund 1	Less than $400 Million	Average Daily Net Assets	Rate of Management Fee
		On the first $100 million	0.500%
		On the next $150 million	0.475%
		On the next $250 million	0.450%
		On excess	0.425%

BIM serves as sub-advisor to the above portfolio and does not have any waivers in place.

The following are BIM’s broker-dealer affiliates through which BIM may trade on behalf of the Portfolio: BlackRock Execution Services; BlackRock Investments, LLC; Harris Williams & Co.; PNC Capital Markets LLC; PNC Investments; and Solebury Capital, LLC.

The investment objective of the Portfolio, which is to seek long-term capital growth, will not change. In connection with the replacement of Sectoral by BIM, the paragraph in the Portfolio’s prospectus describing Sectoral’s investment management process for the Portfolio will be replaced with the following, which describes BIM’s investment management process for the Portfolio:

BlackRock Investment Management, LLC, the Portfolio’s subadviser, considers a variety of factors when choosing investments for the Portfolio, including (i) identifying companies and industries that appear to have the potential for above-average returns; and (ii) identifying companies that are expected to show above-average growth over the long-term, as well as those that appear to be trading below their true worth. The Portfolio will generally sell a stock when, in the opinion of the subadviser, the stock reaches its price target or if there is deterioration in the company’s fundamentals, a change in macroeconomic outlook, technical deterioration, valuation issues, a need to rebalance the Portfolio or a better opportunity elsewhere.

SHAREHOLDER REPORTS

The Portfolio’s annual report for the year ended December 31, 2016 has been previously sent to contractholders. You may obtain a copy of the annual report and/or semi-annual report for the period ended June 30, 2017 upon request, without charge, by writing to 4321 North Ballard Road, Appleton, WI 54919, or by calling (800) 847-4836 or visiting the web site at www.thrivent.com.

RECORD OF BENEFICIAL OWNERSHIP

The Directors and officers of TSF cannot directly own shares of the Portfolio, and they cannot beneficially own shares of the Portfolio unless they purchase variable contracts issued by Thrivent Financial or Thrivent Life Insurance Company, a wholly owned subsidiary of Thrivent Financial. As of September 1, 2017, the Directors and officers of TSF as a group owned beneficially less than 1% of the outstanding shares of the Portfolio. As of September 1, 2017, no person, except as set forth in the table below, was known to own beneficially or of record 5% or more of the outstanding shares of the Portfolio.

Shareholder	% of Outstanding

OTHER INFORMATION

Thrivent Financial provides both administrative and accounting services to the Portfolio under an Administrative Services Agreement.

Annual Meeting of Shareholders

There will be no annual or special meetings of shareholders of the Portfolio unless required by applicable law or called by the Board in its discretion. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of Thrivent Series Fund, Inc., 625 Fourth Avenue South, Minneapolis, Minnesota 55415. Shareholder proposals should be received in a reasonable time before the solicitation is made.

INVESTMENT SUBADVISORY AGREEMENT

By and Among

Thrivent Financial for Lutherans

and

Thrivent Series Fund, Inc.

and

BlackRock Investment Management, LLC

THIS INVESTMENT SUBADVISORY AGREEMENT (the “Agreement”), made as of the     st day of                     , 2017, (the “Effective Date”) by and among Thrivent Financial for Lutherans, a fraternal benefit society incorporated under the laws of the State of Wisconsin (“Adviser”), Thrivent Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Fund”), and BlackRock Investment Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Subadviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated as of the 10th day of April, 2002 (“Advisory Agreement”) with the Fund, which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Fund is authorized to issue shares of separate series of the Fund, including the series set forth in Schedule A (the “Portfolio”); and

WHEREAS, Subadviser is engaged principally in the business of rendering investment subadvisory management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Fund and Adviser desire to retain Subadviser as a subadviser to furnish certain investment advisory services to Adviser and the Portfolio and Subadviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I. Appointment. (A) Adviser hereby appoints Subadviser as its investment subadviser with respect to the Portfolio for the period and on the terms set forth in this Agreement, and (B) Subadviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II Additional Series. In the event that the Fund establishes one or more series of shares other than the Portfolio with respect to which Adviser desires to retain Subadviser to render investment advisory services hereunder, Adviser shall so notify Subadviser in writing, indicating the subadvisory fee to be payable with respect to the additional series of shares. If Subadviser is willing to render such services on the terms provided for herein, it shall so notify Adviser in writing, whereupon such series shall become a Portfolio hereunder, and this Agreement shall be amended accordingly.

III. Duties of Subadviser.

A.

Subadviser is hereby authorized and directed and hereby agrees to (i) furnish continuously an investment program for the Portfolio, and (ii) determine from time to time what investments shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested. Subadviser shall perform these duties subject always to (1) the overall supervision of Adviser and oversight by the Board of Directors of the Fund (the “Board”), (2) the Fund’s Articles and By-laws (as defined below), as amended from time to time, (3) the stated investment objectives, policies and restrictions of the Portfolio as set forth in the Fund’s then current Registration Statement (as defined below), (4) any additional policies or guidelines established by Adviser or Board that have been furnished in writing to Subadviser, provided that Subadviser shall have acknowledged receipt of, and had reasonable time to implement, such policies and guidelines, (5) applicable provisions of law, including, without limitation, all applicable provisions of the 1940 Act and the rules and regulations thereunder, and (6) the Section 851(b)(2), Section 851(b)(3) and Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code), as amended from time to time, based on Subadviser’s reasonable interpretation and on any information provided by the Portfolio’s administrator, custodian or other service providers. In accordance with Section VII, Subadviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Portfolio’s account and will exercise full discretion and act for the Portfolio in the same manner and with the same force and effect as the Portfolio might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions, including, without limitation, management of cash or short-term securities used as collateral for derivatives positions in the Portfolio.

Subadviser may, as permitted by rule, regulation or position of the staff of the Securities and Exchange Commission, utilize the personnel of its affiliates including foreign affiliates in providing services under this Agreement, provided that Subadviser remains solely responsible for the provision of services under this Agreement.

B.	Subadviser shall have no responsibility with respect to maintaining custody of the Portfolio’s assets. Subadviser shall affirm security transactions with central depositories and advise the custodian of the Portfolio (“Custodian”) or such depositories or agents as may be designated by
Custodian and Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. At the request of Adviser, Subadviser shall from time to time provide Custodian and Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian.

C.	Unless Adviser advises Subadviser in writing that the right to vote proxies has been expressly reserved to Adviser or the Fund or otherwise delegated to another party, Subadviser shall exercise voting rights incident to any securities held in the Portfolio without consultation with Adviser or Fund, provided that Subadviser will follow any written instructions received in a timely manner from Adviser or Fund with respect to voting as to particular issues. Subadviser shall further respond to all corporate action matters incident to the securities held in the Portfolio including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations. Adviser agrees and acknowledges that Adviser shall be responsible for any regulatory filings, including filings made on Form N-PX, with respect to the Portfolio’s proxy voting.

D.	Upon request of Custodian and/or Fund, Subadviser shall provide assistance in connection with the determination of the fair value of securities in the Portfolio for which market quotations are not readily available, it being understood that Subadviser shall have no liability to the Adviser or the Fund for any valuation it may provide to the Adviser. The Fund and Adviser acknowledge that the designated pricing agent, and not the Subadviser, is responsible for providing valuation of the assets in the Portfolio, and any additional information provided by Subadviser shall be supplemental information to assist the Fund and its pricing agent to meet the Fund’s fair valuation obligations.

E.	In the performance of its duties hereunder, Subadviser is and shall be an independent contractor and, except in connection with its duties as set forth in this Section III or as expressly provided for herein or otherwise expressly provided or authorized, shall have no authority to act for or represent the Portfolio or the Fund in any way or otherwise be deemed to be an agent of the Portfolio, the Fund or Adviser.

F.	The Subadviser shall have no responsibility under this Agreement with respect to the management of assets of the Portfolio other than the portion of the Portfolio’s assets with respect to which the Subadviser provides investment advice.

G.	The Subadviser is prohibited from consulting with any other Subadviser of the Fund, if any, or the subadviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the 1940 Act.

IV. Compensation. For the services provided pursuant to this Agreement, Subadviser shall receive a subadvisory fee as set forth in Schedule 1, attached hereto and incorporated herein by reference. The subadvisory fee shall be payable monthly in arrears to Subadviser on or before the 10th day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the subadvisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

V. Expenses. During the term of this Agreement, Subadviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Fund hereunder. The Fund shall assume and shall pay all brokers’ and underwriting commissions chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party. Subadviser shall not be responsible for other expenses of the Fund, including, without limitation, fees of the Fund’s independent public accountants, transfer agent, custodian, and other service providers who are not employees of Subadviser; brokerage commissions and other transaction-related expenses; tax reporting; taxes levied against the Fund or any of its property; and interest expenses of the Fund.

VI. Duties of Adviser. Adviser has furnished Subadviser with copies of each of the following documents and will furnish to Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Articles of Incorporation of the Fund, as filed with the State of Minnesota, as in effect on the date hereof and as amended from time to time (“Articles”);

(2)	The by-laws of the Fund as in effect on the date hereof and as amended from time to time (“By-Laws”); and

(3)	The Fund’s most recent Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the “1933 Act”) on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Portfolio and its shares and all amendments thereto (“Registration Statement”), which includes the Portfolio’s most recent prospectus (the “Prospectus”) and statement of additional information;

Adviser shall furnish Subadviser with any further documents, materials or information that Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement. Until Adviser delivers to Subadviser any supplements or amendments to the Fund’s documents described above, Subadviser shall be fully protected in relying on the most recent versions of such documents previously furnished to Subadviser.

VII. Portfolio Transactions.

A.	Subadviser agrees that, in executing portfolio transactions and selecting brokers or dealers, if any, it shall use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, Subadviser shall consider all factors it deems relevant, including the breadth of the market in, and the price of, the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, Subadviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to Subadviser with respect to the Portfolio and/or other accounts over which Subadviser exercises investment discretion. Except to the extent prohibited or limited by law or regulation, Subadviser may, in its discretion, agree to pay a broker or dealer that furnishes such brokerage or research services a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if Subadviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of Subadviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Subadviser shall, upon request from Adviser, provide such periodic and special reports describing any such brokerage and research services received and the incremental commissions, net price or other consideration to which they relate.

B.	In no instance will portfolio securities be purchased from or sold to Subadviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

C.	Subadviser may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Fund as may be in effect from time to time, Subadviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous. Adviser and the Fund acknowledge that, in the event of any such cross transaction, Subadviser may have a potential conflict of interest regarding the Portfolio and such other client account, and each of Adviser and Fund consents to any such cross transaction, provided that such cross transaction is effected in compliance with the Portfolio’s Affiliated Trade Transactions Policy.

D.	On occasions when Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Subadviser, Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Subadviser in the manner Subadviser considers to be equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

VIII. Ownership of Records. Subadviser shall maintain all books and records required to be maintained by Subadviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolio. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Subadviser hereby agrees (A) that all records that it maintains for the Portfolio are the property of the Fund, (B) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (C) to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, Subadviser may retain copies of such documents.

IX. Reports and Meetings.

A.	Subadviser shall furnish to the Board or Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as are required by law or that the Board or Adviser, as appropriate, may reasonably require, including, without limitation: compliance reporting and certification with respect to:

1.	Affiliated Brokerage Transactions
2.	Affiliated Underwritings
3.	Cross Transactions
4.	Prospectus Compliance
5.	Code of Ethics
6.	Soft Dollar Usage
7.	Price Overrides/Fair Valuation Determinations
8.	Illiquid Securities

B.	Subadviser shall make available in person to the Board and to Adviser personnel of Subadviser, as the Board or Adviser may reasonably request, to review the investments and the investment program of the Portfolio and the services provided by Subadviser hereunder.

X. Services to Other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Subadviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Fund and Adviser understand that

Subadviser, its affiliates and its agents perform investment advisory and management services for various clients. Fund and Adviser agree that Subadviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Portfolio. Nothing in this Agreement shall be deemed to require Subadviser, its principals, affiliates, agents or employees to purchase or sell for the Portfolio any security which it or they may purchase or sell for its or their own account or for the account of any other client.

XI. Subadviser’s Use of the Services of Others. Subadviser may, at its cost, employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Subadviser or the Fund or Portfolio, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as Subadviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund or the Portfolio, as appropriate, or in the discharge of Subadviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII. Liability of Subadviser; Indemnification. For purposes of this Agreement, “Related Persons” of a party are its officers, directors, and employees, and any person performing executive, administrative, trading, or other functions for the Fund, the Portfolio (at the direction or request of that party) or the party in connection with the party’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement. Neither Subadviser nor any of its Related Persons shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Fund or Portfolio or (ii) any error of fact or mistake of law contained in any report or data provided by Subadviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by Subadviser or such

Related Person of Subadviser’s duties on behalf of the Fund or Portfolio or from reckless disregard by Subadviser or any such Related Person of the duties of Subadviser pursuant to this Agreement (each of which is referred to as a “Culpable Act”).

Notwithstanding the foregoing, any stated limitations on liability shall not relieve Subadviser from any responsibility or liability Subadviser may have under state or federal statutes or from responsibility or liability for errors by Subadviser in connection with the execution of trade orders.

Subadviser shall indemnify Adviser, the Fund and their respective Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, “Damages”) arising directly or indirectly out of or in connection with the performance of services by Subadviser or its Related Persons hereunder to the extent such Damages result from willful misfeasance, bad faith, gross negligence or the reckless disregard of Subadviser’s obligations and duties under this Agreement.

Adviser shall indemnify Subadviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of Adviser or any of its Related Persons.

Notwithstanding anything herein to the contrary, Subadviser shall not be liable to Adviser or any of its Related Persons or to the Fund or its shareholders for (i) any acts of Adviser or any other subadviser to the Fund with respect to any portion of the assets of the Fund or Portfolio not managed by Subadviser and (ii) acts of Subadviser which result from or are based upon acts of Adviser, including, but not limited to, failure of Adviser to provide accurate and current information with respect to any records maintained by

Adviser or any other subadviser of the Fund, which records are not also maintained by Subadviser, otherwise available to Subadviser upon reasonable request. Adviser shall indemnify Subadviser and its Related Persons from all Damages arising from the conduct of the Fund or any subadviser with respect to portion of the Fund’s assets not allocated to Subadviser and with respect to any other portfolio of the Fund.

XIII. Representations of Subadviser. Subadviser represents, warrants, and agrees as follows:

A.	Subadviser (i) is registered as an investment adviser under Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will immediately notify Adviser of the occurrence of any event that would disqualify Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) has in place, and shall maintain throughout the term of this Agreement, technical and security measures to prevent the destruction, loss, alteration, disclosure or access to Adviser or Fund Confidential Information in accordance with Section XVI below.

B.

Subadviser has adopted a written code of ethics (the “Subadviser Code”) complying with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and has provided the Adviser and the Fund with a copy of the Subadviser Code, together with evidence of its adoption. The Subadviser certifies that it has adopted procedures reasonably necessary to prevent “access persons” as defined in Rule 17j-1

(“Access Persons”) from violating the Subadviser Code. On a quarterly basis, Subadviser will either: (i) certify to Adviser that Subadviser and its Access Persons have complied with the Subadviser Code with respect to the Portfolio, or (ii) identify any material violations of the Subadviser Code which have occurred with respect to the Portfolio. In addition, Subadviser will furnish at least annually to Adviser and the Board a written report that (a) describes any issues arising under the Subadviser Code since the last report to Adviser and the Board, including, but not limited to, information about material violations of the Subadviser Code with respect to the Portfolio and sanctions imposed in response to the material violations and (b) certifies that the Subadviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Subadviser Code.

C.	Subadviser has provided Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and, if not so filed, its most recent Part 2 of Form ADV. Subadviser shall promptly, upon request by Adviser, furnish a copy of any amendment to Part 2 of its Form ADV to Adviser.

XIV. Compliance with Applicable Regulations. In performing its duties hereunder, Subadviser shall establish compliance procedures (copies of which shall be provided to Adviser, and shall be subject to review and approval by Adviser) reasonably calculated to ensure compliance at all times with all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Section 851(b)(2) and Section 851(b)(3) of Subchapter M of the Code applicable to “regulated investment companies” (as defined in Section 851 of the Code) and Section 817(h) of the Code, based on Subadviser’s reasonable interpretation and on any information provided by the Portfolio’s administrator, custodian or other service providers; the provisions of the Registration Statement; the provisions of the Articles and the By-Laws of the Fund, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law. Adviser and Fund agree and acknowledge that Subadviser is not the tax agent for the Fund.

XV. Confidentiality. All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. Each party shall insure that any agent, subcontractor, consultant or any others who are permitted access to confidential information agrees to implement reasonable and appropriate safeguards to protect it. At the request of one party, the other party will provide documentation describing the safeguards it has implemented to protect the confidentiality, integrity, and availability of the confidential information. Upon request, one party may visit the other party’s site to inspect these safeguards and/or receive an SSAE 16 audit report of these safeguards. It is understood that any information or recommendation supplied by, or produced by Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Fund, solely with respect to the Portfolio. Without limiting the foregoing, Adviser and Fund will only disclose portfolio information in accordance with the Fund’s portfolio information policy as adopted by the Board.

XVI. NIST Compliance.

A.	Security of Confidential Information. Subadviser, Subadviser personnel, and third-party contractors shall safeguard and prevent the unauthorized disclosure of Adviser and Fund’s Confidential Information as defined in and in accordance with this Agreement.

B.	Regulatory Compliance. Subadviser, Subadviser personnel, and third-party contractors shall comply with applicable federal, state and local laws relating to the privacy, confidentiality or security of Adviser and Fund’s Confidential Information. Subadviser, Subadviser personnel, and third-party contractors shall only access and use Adviser and Fund’s Confidential Information as necessary to provide the services hereunder.

C.	NIST Compliance. Subadviser agrees that all systems and technologies of Subadviser and

Subadviser personnel which store, transmit, create, or maintain Adviser or Fund’s Confidential Information aligns with the most recent NIST Cyber-Security Framework’s standards and controls (http://www.nist.gov/cyberframework); for third-party contractors which store, transmit, create, or maintain Adviser or Fund Confidential Information, but do not align with NIST, their systems and technologies shall align with a similar, industry recognized cyber-security framework (e.g., ISO 27001, COBIT, etc.).

D.	Incident Notification. Subadviser shall promptly notify Adviser and/or Fund, as applicable (but in no event more than forty-eight (48) hours after Subadviser becomes aware of the occurrence) of any unauthorized access to systems of Subadviser, Subadviser personnel, or third-party contractors. Notification shall be communicated to the designated Adviser or Fund contact by telephone and subsequently via written letter and email of any successful security attacks or incidents to the extent Adviser or Fund Confidential Information is involved. The notice shall include the approximate date and time of the occurrence and a summary of relevant facts, including a description of the measures being taken to address the occurrence.

E.	Verification of Breach Resolution. Subadviser shall provide contemporaneous updates relating to the corrective actions being taken to resolve any such data breach, in addition to mitigating action to prevent future similar data breaches from occurring. Adviser and/or Fund may request, and Subadviser shall provide at no additional cost to Adviser or Fund, a third-party verification of such breach resolution before resuming or conducting future business with Subadviser.

F.	Security Accreditation. Upon request by Adviser and/or Fund, no more than once per year, Subadviser shall provide Adviser and/or Fund, as applicable, with a copy of its current certified SOC 2 type 2 Audit Report for systems of Subadviser and Subadviser personnel (or comparable industry-standard successor report prepared by independent third-party auditor).
G.	Right to Audit. Subadviser agrees to cooperate with Adviser and Fund’s reasonable requests to perform a security audit, including, but not limited to, responding in good faith to reasonable requests to change or modify this Agreement as it relates to Adviser and/or Fund’s regulatory compliance; and providing documentation, including system audit information and incident response reports, to validate ongoing compliance by Subadviser and Subadviser personnel, with the security and confidentiality obligations hereunder.

XVII. Term of Agreement. This Agreement shall become effective with respect to the Thrivent Partner Healthcare Portfolio on the Effective Date and, with respect to any additional portfolio of the Fund (as used herein, each a “Portfolio”), on the date of any amendment to this Agreement following receipt by the Adviser of notice from the Subadviser in accordance with Section II hereof that the Subscriber is willing to serve as Subadviser with respect to such Portfolio, provided that this Agreement (as amended or supplemented) shall have been approved in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two (2) years from the Effective Date with respect to the Thrivent Partner Healthcare Portfolio and, with respect to each additional Portfolio, for two (2) years from the date on which this Agreement becomes effective with respect to such Portfolio. Thereafter, this Agreement shall continue in effect from year to year, with respect to the applicable Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as (a) such continuation shall be specifically approved at least annually (i) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund, including Directors who are not interested persons of any party to this Agreement; and (b) Subadviser shall not have notified the Fund, in writing, at least 60 days prior to such approval that it does not desire such continuation. Subadviser shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVIII. Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days’ prior written notice to Subadviser. This Agreement may also be terminated by Adviser: (i) on at least 60 days’ prior written notice to Subadviser, without the payment of any penalty; (ii) upon material breach by Subadviser of any of the representations and warranties set forth in Paragraph XIII of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if Subadviser becomes unable to discharge its duties and obligations under this Agreement. Subadviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior notice to Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement. Any approval, amendment, or termination of this Agreement (with respect to a Portfolio subadvised by Subadviser) by the holders of a majority of the outstanding voting securities of such Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Fund, unless such action shall be required by any applicable law or otherwise.

XIX. Amendments, Waivers, etc. Provisions of this Agreement may be waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the waiver, discharge or termination is sought. This Agreement (including any exhibits hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XX. Notification. Subadviser will notify Adviser promptly of any change in the personnel of Subadviser with responsibility for making investment decisions in relation to the Portfolio. Subadviser shall provide an updated list of Subadviser personnel who have been authorized to give instructions to Custodian on a monthly basis.

XXI. Miscellaneous.

A.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.	Insurance. Subadviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Subadviser’s business activities.

C.	Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.	Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

E.	Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Portfolio.

F.	Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

G.	No License of Name. This Agreement shall not constitute a license to Subadviser of any Adviser or Fund trade name, logos, trademark, service marks, or any related property. Subadviser shall not use or refer to or identify Adviser or Fund in any advertising, publicity releases (including references on any customer lists or posting on public facing web-sites), or promotional or marketing correspondence to others.

H.	Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I.	Notices. With the exception of notices regarding termination or legal action which must be delivered in person or through any of the US Postal Service options outlined below, and other than routine operational correspondence, any notice or other communication required or permitted under this Agreement shall be in writing and either delivered personally, or sent by overnight delivery, express mail, or certified or registered mail, postage prepaid, return receipt requested and addressed as set forth below unless and until any party notifies the other of an alternative address. Any notice or other communication required or permitted under this Agreement may also be delivered via electronic mail at the address below:

Thrivent Series Fund, Inc.,

625 Fourth Ave. S

Minneapolis, MN 55415-1665

Attn: Mutual Fund Product Management

with a copy to: Mutual Fund Legal

To Subadviser

_BlackRock Investment Management

1 University Square

Princeton, NJ 08536

Attn: Kerrianne Berneck

Notice delivered personally shall be deemed given only if acknowledged in writing by the person to whom it is given. A notice sent by overnight delivery or express mail shall be deemed given twenty-four (24) hours after having been sent. A notice that is sent by certified mail or registered mail shall be deemed given forty-eight (48) hours after it is mailed. Notice sent by electronic mail shall be deemed given after email confirm of receipt by the receiving party. If any time period in this Agreement commences upon the delivery of notice to any one or more parties, the time period shall commence only when all of the required notices have been deemed given.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

THRIVENT FINANCIAL FOR LUTHERANS

By:
Name:
Title:

THRIVENT SERIES FUND, INC.

By:
Name:
Title:

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

Schedule A

Thrivent Partner Healthcare Portfolio

Schedule 1

Dated September         , 2017

Subadvisory Fee

Thrivent Partner Healthcare Portfolio

Compensation pursuant to Section IV of this Agreement shall be payable monthly in arrears and calculated in accordance with the following schedule applied to aggregate average daily net assets that are subject to the Subadviser’s investment discretion in the Thrivent Partner Healthcare Portfolio:

Average Daily Net Assets*	Rate
First $50 million	0.500%
Next $200 million	0.475%
Next $250 million	0.450%
Over $500 million	0.425%

*	When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate, e.g., if average daily net assets are $75 million, a rate of 0.500% would apply to $50 million and a rate of .475% would apply to $25 million.

B-1